EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895 and File No. 333-55970) of Ampal-American Israel Corporation of our report dated March 29, 2006, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ Kesselman & Kesselman CPAs (Isr) A member of PricewaterhouseCoopers International Limited

March 29, 2006